NOTE


U.S. $430,000.00                                February 15, 2000


     FOR VALUE RECEIVED, the undersigned, HADRON, INC. a New York corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of C. W. GILLULY (the "Lender"), upon demand, the principal sum of U.S. Four Hundred Thirty Thousand Dollars ($430,000.00) which constitutes the aggregate principal amount of the Advances (defined below) made by the Lender to the Borrower (defined below) and outstanding on the date hereof.

     The Borrower also promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at the rate of 12% per annum.

     Both principal and interest are payable in lawful money of the United States of America to the Lender at 415 First Street, S.E. Washington, D.C., or such other address as the holder hereof may designate in writing, in same day funds, without defense, offset or counterclaim.

     Borrower acknowledges the receipt of the following amounts from the Lender: the amount of $80,000, which amount was loaned as of January 7, 2000, and the amount of $350,000, which amount was loaned as of January 21, 2000 (such amounts together referred to as the "Advances").

     In consideration of the loans evidenced by this Note, the Borrower further agrees to issue to the Borrower a common stock call option ("Warrant"), which entitles the Lender to purchase from the Borrower up to 430,000 shares of the Borrower's common stock, par value $0.02 per share at the exercise price of seventy-two cents ($0.72). The term of the Warrant shall be shall be for a period of five (5) years, commencing on February 15, 2000, and ending February 15, 2005. The Warrant shall contain such additional terms and conditions as are usual and customary in such instrument.

     The Borrower shall pay all reasonable costs, fees and expenses (including court costs and reasonable attorneys' fees) incurred by the Lender in collecting or attempting to collect any amount that becomes due hereunder or in seeking legal advice with respect to such collection or a default hereunder. This Note may be prepaid at any time without penalty.

     The Borrower, and every guarantor and endorser hereof, hereby waive presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

     This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without reference to conflict of laws principles.

      THE BORROWER HEREBY WAVES TRIAL BY JURY IN ANY LITIGATION
IN ANY COURT WITH RESPECT TO THIS NOTE OR THE ENFORCEMENT OR
COLLECTION HEREOF.


     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized representative as of the day and year first above written.


                                   HADRON, INC., a New York
                                   corporation



                                   By:  /S/ S. AMBER GORDON

                                        S. Amber Gordon
                                        Executive Vice President